Exhibit 10.6

AMENDED AND RESTATED
ASSIGNMENT OF LIQUID COLLATERAL AGREEMENT

     THIS AMENDED AND RESTATED ASSIGNMENT OF LIQUID COLLATERAL ACCOUNT (as amended, modified, extended, supplemented and/or restated from time to time, the “Assignment”) is made as of June 30, 2003, by HUMAN GENOME SCIENCES, INC., a Delaware corporation (the “Pledgor”), to WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Secured Parties (the “Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Participation Agreement (hereinafter defined). All terms which are defined in this Assignment are subject to the rules of usage of such terms set forth in Appendix A to the Participation Agreement.

RECITALS

     1.     The Pledgor is a party to the First Union Liquid Collateral Agreement dated as of November 7, 2001 (as amended, modified, extended, supplemented and/or restated from time to time, the “Original Assignment of Liquid Collateral”) among the Pledgor, Genome Statutory Trust 2001A and Wachovia Bank, National Association (as successor to First Union National Bank).

     2.     The Pledgor is a party to the Amended and Restated Participation Agreement dated as of June 30, 2003 (as amended, modified, extended, supplemented and/or restated from time to time, the “Participation Agreement”) among the Pledgor, Wachovia Development Corporation, Variable Funding Capital Corporation, the various banks and other financial institutions which are parties thereto from time to time as investors, Wachovia Securities, LLC and Wachovia Bank National Association.

     3.     A lease financing facility has been extended in favor of the Pledgor pursuant to the Participation Agreement and the other Operative Agreements.

     4.     The Secured Parties have required the Pledgor, and the Pledgor has agreed, to execute this Assignment in favor of the Agent with respect to various deposits of Liquid Collateral by the Pledgor.

     5.     The parties hereto wish to amend and restate the Original Assignment of Liquid Collateral, as it relates to the Property, pursuant to the terms of this Assignment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Creation of Security Interest

     Section 1.1     To secure the prompt payment and performance in full when and as due, whether by lapse of time or otherwise, of the Obligations of the Pledgor, the Pledgor hereby assigns, mortgages, conveys, pledges, hypothecates and delivers to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in, all right, title and interest of the Pledgor in and to:

(a) Account number maintained by the Intermediary in the name of the Pledgor or for the benefit of the Pledgor, and all successor and replacement accounts, regardless of the numbers of such accounts or the offices at which such accounts are maintained (collectively, any or all of the foregoing may be referred to herein as the “Liquid Collateral Account”) and all rights of the Pledgor in connection with the Liquid Collateral Account, and all investment property, security entitlements, financial assets, certificated securities, uncertificated securities (including mutual funds shares), money, cash, currency, deposit accounts, instruments, general intangibles, and all other investments or property of any sort now or hereafter held, maintained or administered in the Liquid Collateral Account in the name of or for the benefit of the Pledgor.

(b) All rollovers, renewals or reinvestments of any of the foregoing property.

(c) All stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, dividends, rights to interest, interest payments, dividends paid in stock, rights under hedge or derivative transactions, equity swaps, caps, floors or collars, new securities or other property which the Pledgor is or may hereafter become entitled to receive on account of or related to any of the foregoing property.

(d) The proceeds (including, without limitation, insurance proceeds from the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company), increase and products of any of the foregoing or replacements thereof or substitutions therefor (any and all of the foregoing items set forth in this Section 1.1(a)-(d) and all proceeds thereof being hereinafter referred to as the “Liquid Collateral”).

     Section 1.2     The Pledgor will execute and deliver to the Agent, concurrently with the execution of this Assignment, and at any time or times hereafter at the request of the Agent, all assignments, conveyances, assignment statements, financing statements, renewal financing statements, security agreements, affidavits, notices and all other agreements, instruments and documents that the Agent may reasonably request, and will execute all necessary endorsements in order to perfect and maintain the security interests and liens granted herein by the Pledgor to the Agent and in order to fully consummate all of the transactions contemplated herein and under the Operative Agreements. In addition, the Pledgor represents and warrants that its name is as set forth on the signature page hereto and that the location of the Pledgor for purposes of the

Uniform Commercial Code is the State of Delaware. The Pledgor covenants to provide written notice to the Agent prior to the date of changing its name and/or the location of the Pledgor for purposes of the Uniform Commercial Code. In addition, the Pledgor authorizes the Agent to file Uniform Commercial Code financing statements and renewal financing statements without the Pledgor’s signature as the Agent may reasonably deem necessary to perfect and maintain the security interests granted herein. In furtherance of the foregoing, the Pledgor hereby appoints the Agent as its attorney-in-fact for the purpose of making and executing any of the foregoing endorsements and making and filing any such financing statements, and executing or filing documents and agreements. The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until payment and performance in full of the Obligations of the Pledgor.

ARTICLE II

Priority of Security Interests

     Section 2.1     The Pledgor warrants, represents and covenants that the pledge and security interest created in Section 1.1 hereof is a first-priority security interest in favor of the Agent, for the benefit of the Secured Parties, and shall constitute at all times a valid and perfected security interest in and upon all of the Liquid Collateral and that said security interest in the Liquid Collateral shall not become subordinate or junior to the security interests, liens or claims of any other person, firm or corporation, including without limitation the United States or any department, agency or instrumentality thereof, or any state, county or local governmental agency. The Pledgor shall not (without the prior written approval of the Agent, acting upon the direction of the Majority Secured Parties) grant a security interest in or permit a lien or encumbrance upon the Liquid Collateral to anyone except the Agent as long as all or any portion of the Obligations of the Pledgor remain unsatisfied.

ARTICLE III

Default

     Section 3.1     An event of default shall exist under the terms of this Assignment upon the existence of a Lease Event of Default, an Agency Agreement Event of Default, a Punch List Liquid Collateral Agreement Event of Default or any other Event of Default attributable to the Pledgor (each such occurrence may be referred to herein as a “Liquid Collateral Agreement Event of Default”).

     Section 3.2     Upon the occurrence of a Liquid Collateral Agreement Event of Default and during the continuation thereof, the Agent, for and on behalf of the Secured Parties, shall have, in respect of the Liquid Collateral, (a) the right, immediately and without further action by the Agent, to set off against the outstanding Obligations of the Pledgor all amounts then due and payable in the Liquid Collateral Account, (b) all the rights and remedies contained in this Assignment, the Operative Agreements or permitted by law and (c) all the rights and remedies of a secured party under the Uniform Commercial Code, all of which shall be cumulative to the extent permitted by law. Exercise by the Agent of the remedies contained herein shall not limit or affect any other remedies available to the Agent.

     Section 3.3     If at any time or times hereafter the Agent employs counsel to prepare or consider waivers or consents or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding related to this Assignment or the other Operative Agreements, or relating to any Liquid Collateral, or to protect, take possession of, or liquidate any Liquid Collateral, or to attempt to enforce any security interest or lien in any Liquid Collateral, or to enforce any rights of the Agent, then in any of such events, all of the reasonable attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, shall become a part of the Obligations of the Pledgor secured by the Liquid Collateral and payable on demand.

     Section 3.4     The Agent’s failure at any time or times hereafter to require strict performance by the Pledgor of any of the provisions, warranties, terms and conditions contained in this Assignment shall not waive, affect or diminish any right of the Agent at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Assignment.

ARTICLE IV

Access/Release of Liquid Collateral

     Section 4.1     Although the Liquid Collateral Account will be maintained in the name of the Pledgor, the Pledgor shall not have access thereto or to any of the funds or other Liquid Collateral therein, and the Agent shall have exclusive control and authority over the Liquid Collateral Account and all such funds and other Liquid Collateral therein except as expressly provided in Article V.

ARTICLE V

Initial Investment and Replenishment of the Liquid Collateral Account;
Investment Parameters for Liquid Collateral

     Section 5.1     As of the date of this Assignment, the Pledgor shall pledge to the Agent as security for the Obligations of the Pledgor by delivery to the Intermediary for deposit (and shall request the Intermediary to so deposit) into the Liquid Collateral Account, Liquid Collateral in an amount as specified in Section 5.11(a) of the Participation Agreement.

     After the date of this Assignment, the Pledgor shall comply in all respects with the provisions of Section 5.11 of the Participation Agreement, including without limitation those regarding (a) the pledging of additional Liquid Collateral from time to time, (b) the scheduled reporting regarding the Liquid Collateral and (c) each of the other matters as described in Section 5.11 of the Participation Agreement.

     Section 5.2     Except upon the occurrence of a Liquid Collateral Agreement Event of Default and during the continuation thereof, the Agent shall consult from time to time with the Pledgor regarding the investment of all amounts in the Liquid Collateral Account and shall invest such amounts as the Pledgor or its designated representative may request in writing from time to time; provided, upon the occurrence and during the continuation of a Liquid Collateral Agreement Event of Default, the Agent shall make all determinations regarding the investment and reinvestment of amounts in the Liquid Collateral Account; provided, further, that all such amounts shall be invested at all times in Permitted Investments.

ARTICLE VI

Miscellaneous

     Section 6.1     THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE THE ACCOUNT IS LOCATED ARE REQUIRED TO APPLY.

     Section 6.2     This Assignment shall be binding upon and inure to the benefit of the Pledgor, the Agent and their respective successors and assigns permitted in accordance with the provisions of this Assignment and the other Operative Agreements.

     Section 6.3     This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment to produce or account for more than one such counterpart.

     Section 6.4     If any provision of this Assignment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions hereof shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provision.

     Section 6.5     The parties hereto hereby agree to amend and restate the Original Assignment of Liquid Collateral, as it relates to the Property, pursuant to this Assignment.

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     The Pledgor has caused a counterpart of this Assignment to be duly executed and delivered as of the date first above written.

HUMAN GENOME SCIENCES, INC., as the Pledgor

By:	/s/ Steven C. Mayer

Name:	Steven C. Mayer
Title:	Senior Vice President and
Chief Financial Officer

Accepted and agreed as of the date
first above written.

WACHOVIA BANK, NATIONAL
ASSOCIATION, as the Agent

By:	/s/ Weston R. Garrett

Name:	Weston R. Garrett
Title:	Vice President

Amended and Restated Assignment of Liquid Collateral Account
Human Genome Sciences, Inc.